UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 16, 2006

Torvec Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1169 Pittsford-Victor Rd, Bldg 3 Suite 125, Pittsford, New York		14534
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-248-0470

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On September 19, 2006, the Compensation and Governance Committee, composed entirely of independent directors, recommended that the company’s board of directors make certain changes to the existing Nonmanagement Directors Plan, adopt a new Commercializing Event Plan, increase the number of common shares reserved for issuance under the Business Consultants Plan and increase the number of common shares authorized for issuance under the company’s certificate of incorporation.

On October 13, 2006, the company’s board of directors adopted the Committee’s recommendations as follows:

A. Nonmanagement Directors Plan

1. Each nonmanagement director shall be paid a stipulated sum solely for his or her service as a director each year and nonmanagement directors who serve as chairman of the board, chairman of the executive committee, chairman of the compensation and governance committee, chairman of the audit committee and chairman of the nominating committee shall be paid an additional stipulated sum per annum. The amount paid each year shall be determined by the board based upon such factors as risk, number of meetings, monitoring and reviewing company compliance with the Sarbanes-Oxley Act and other rules and regulations applicable to the company’s business, developing and monitoring the implementation of policies, establishing and reviewing the compensation packages of the executive officers, longevity, availability on a 24hour basis, as well as the oversight of management’s pursuit of one or more commercializing events for the company’s technologies.

2. Until further adjusted by the board, each nonmanagement director shall be paid the stipulated sum of $25,200 per annum for board service, payable on a quarterly basis, provided such director shall have attended 75% of the meetings of the board and of the committees of which he or she is a member on an annual basis, and, further provided, that a newly elected director shall be entitled to participate in the Plan on a prospective basis upon his or her election as a director.

3. Until further adjusted by the board, exclusively for their services in such capacities, the chairman of the board shall be paid $7,500 per annum, the chairman of the executive committee shall be paid $12,000 per annum, the chairman of the compensation and governance committee shall be paid $5,100 per annum, the chairman of the audit committee shall be paid $12,000 per annum and the chairman of the nominating committee shall be paid $5,100 per annum.

4. Payment of such stipulated sums is to be made in cash or in shares of common stock issued under the company’s Business Consultants’ Stock Plan and/or a combination thereof. When payment is made in common shares, the number of shares payable, when expressed as a dollar amount, shall be determined based upon the closing price of the company’s common stock on a trading date which is one day immediately prior to the date of grant.

5. With respect to the 2006 calendar year, these modifications to the Plan shall be effective for the third quarter ending September 30, 2006, except that with respect to payments to be made to directors in their capacities as chairman of the board, chairman of the executive committee, chairman of the compensation and governance committee and chairman of the nominating committee, the effective date shall be January 1, 2006.

B. Commercializing Event Plan

The board adopted the Committee’s recommendation with respect to the creation of a Commercializing Event Plan as follows:

1. The company shall award 50,000 Business Consultants Stock to each of Daniel R. Bickel, Herbert H. Dobbs, David M. Flaum, James Y. Gleasman, Keith E. Gleasman, Joseph B. Rizzo, Gary A. Siconolfi, Andrew K. Gleasman and Richard B. Sullivan, in their individual capacities, in the instance of a First Commercializing Event with respect to each one of the company’s eight separate technologies. An additional 25,000 Business Consultants Shares shall be awarded to the same individuals in the event of a Second Commercializing Event with respect to each of the company’s eight separate technologies. No award shall be given to said individuals in the instance of a Third or Subsequent Commercializing Event with respect to the same technology.

2. In the event that the company is sold and all of the company’s eight separate technologies are transferred, whether by outright sale, merger, stock-for-stock transaction, tender offer or any business combination of any kind and/or type, to a third party and/or parties, the company shall award to each of the same individuals 400,000 Business Consultants Shares.

3. For purposes of the Plan, the term "Commercializing Event" means any agreement, arrangement or business transaction with a third party which, regardless of form and regardless of how characterized, has the potential to generate revenue to the company and/or income or capital appreciation to its shareholders. The board of directors at all times shall retain the authority to determine whether a Commercializing Event shall have occurred.

C. Increase in Number of Business Consultants Shares

Currently, there are 5,100,000 common shares reserved for issuance under the company’s Business Consultants Plan, of which 4,935,375 shares have been issued as of September 19, 2006. Since the company registered its common stock for trading under the Securities Exchange Act of 1934 in September, 1999, the company has utilized Business Consultants Stock to pay for services rendered to the company. The company has registered the shares issuable under the Plan with the Securities and Exchange Commission to enable such shares to be sold by service providers without regard to the "restricted stock" provisions of Rule 144 promulgated under the Securities Act of 1933.

In view of the continuing need of the company to pay service providers in common shares rather than cash, the board authorized an increase in the number of shares available for issuance under the Business Consultants Plan by 4,000,000 so that the total number of consulting shares designated for issuance under the Plan shall be 10,000,000. By virtue of such increase, the total number of shares available for future issuance under the Plan shall be 5,064,625 ( 4,900,000 increase, plus 164,625 available under prior ceiling ).

The authorization does not require shareholder approval.

D. Increase in Number of Authorized Common Shares

Under the company’s certificate of incorporation, as amended, the company may not issue more than 40,000,000 common shares, $.01 par value. The company has issued, as of September 19, 2006, 30,689,114 common shares and has commitments to issue additional common shares upon the exercise of common stock warrants and potential conversions of Class A and Class B Preferred Stock.

The board believes that events may materialize and circumstances may dictate that it would be in the best interest of the company’s shareholders for the board to declare one or more common stock dividends or common stock-splits. In addition, the board anticipates that upon the happening of a commercializing event, the company will list its common stock on a national securities exchange or NASDAQ. Upon such listing, the company will need a significant number of additional common shares in order to create greater liquidity and attract institutional investors.

The board, therefore, voted to recommend that the company’s shareholders approve an amendment to the company’s certificate of incorporation to increase the number of authorized common shares by 360,000,000 common shares, so that, as a result of the amendment, the company’s certificate of incorporation would provide that the company has authority to issue an aggregate 400,000,000 common shares. As a result of the amendment, the total number of common shares available for future issuance would be 369,310,886 (360,000,000 increase, plus 9,310,886 available for issuance prior to the amendment).

Under the New York Business Corporation Law, the amendment of the company’s certificate of incorporation to increase the number of common shares authorized for issuance does require shareholder approval prior to becoming effective. Consequently, the board intends to solicit the vote of the company’s shareholders to approve the amendment at the next annual meeting of shareholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torvec Inc.

October 16, 2006	By:	James Y. Gleasman

Name: James Y. Gleasman
Title: CEO